AHA INVESTMENT FUNDS, INC.

                     AHA LIMITED MATURITY FIXED INCOME FUND
                       AHA FULL MATURITY FIXED INCOME FUND
                                AHA BALANCED FUND
                           AHA DIVERSIFIED EQUITY FUND
                           AHA U.S. GROWTH EQUITY FUND
                       AHA INTERNATIONAL CORE EQUITY FUND

     SUPPLEMENT DATED November 1, 2002 TO PROSPECTUS DATED November 1, 2002



Shares of AHA U.S. Growth Equity Fund and AHA International Core Equity Fund are not currently available for purchase as these Funds have not yet commenced operations.

                           AHA INVESTMENT FUNDS, INC.

                     AHA LIMITED MATURITY FIXED INCOME FUND
                       AHA FULL MATURITY FIXED INCOME FUND
                                AHA BALANCED FUND
                           AHA DIVERSIFIED EQUITY FUND
                           AHA U.S. GROWTH EQUITY FUND
                       AHA INTERNATIONAL CORE EQUITY FUND


                                 CLASS A SHARES





                               P R O S P E C T U S
                                November 1, 2002




                      190 South LaSalle Street, Suite 2800
                             Chicago, Illinois 60603
                                 1-800-445-1341


                                 ---------------



Be sure to read this prospectus before you invest and retain it for future reference. This prospectus presents essential facts about the Funds, including investment strategies, management fees and services available to you as an investor.


The Securities and Exchange Commission has not approved or disapproved any of the Funds' shares or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                 ---------------

                                TABLE OF CONTENTS
                                                                           Page




INVESTMENTS, RISKS AND PERFORMANCE.............................................1
         AHA LIMITED MATURITY FIXED INCOME FUND................................2
         AHA FULL MATURITY FIXED INCOME FUND...................................5
         AHA BALANCED FUND.....................................................8
         AHA DIVERSIFIED EQUITY FUND..........................................11
         AHA U.S. GROWTH EQUITY FUND..........................................14
         AHA INTERNATIONAL CORE EQUITY FUND...................................15
PRINCIPAL RISK CONSIDERATIONS.................................................17
ADDITIONAL INFORMATION ABOUT FUND INVESTMENTS.................................19
FEES AND EXPENSES.............................................................19
SHAREHOLDER INFORMATION.......................................................21
         Pricing of Fund Shares...............................................21
         Investment Minimums..................................................21
         How to Buy Shares....................................................22
         Sales Charges........................................................24
         How to Exchange Shares...............................................25
         How to Sell Shares...................................................27
         Policy on Trading of Fund Shares.....................................29
         Automatic Redemption of Small Accounts...............................29
         Reporting to Shareholders............................................30
         Distribution and Service Fees........................................30
MASTER/FEEDER STRUCTURE.......................................................30
MANAGEMENT OF THE FUNDS.......................................................31
         Investment Adviser...................................................31
         Investment Managers..................................................32
DIVIDENDS, DISTRIBUTIONS AND TAXES............................................37
FINANCIAL HIGHLIGHTS..........................................................40
Past Performance of KCM......................................................A-1
Past Performance of Pyrford..................................................B-1


                                       i

                       INVESTMENTS, RISKS AND PERFORMANCE


     Each Fund is a series of AHA Investment Funds, Inc. (the "Funds"). The Funds are designed to provide investors with a broad range of investment choices and strategies and offer three classes of shares, Class A Shares, Class I Shares and Institutional Servicing Class Shares. This prospectus describes Class A Shares, which are offered through broker/dealers and financial institutions who hold such shares for the benefit of their customers, and to professionals and organizations engaged in the healthcare industry, including (but not limited to) employee benefit plans, pension and profit-sharing plans and hospital insurance funds of such organizations. Class I Shares and Institutional Servicing Class Shares are currently offered only to participants in the American Hospital
Associate Investment Program, member hospitals of the American Hospital Association ("AHA"), as well as their affiliated organizations and organizations within the healthcare industry, including (but not limited to) employee benefit plans, pension and profit-sharing plans and hospital insurance funds of such investors and are offered through a separate prospectus.


     Each Fund invests substantially all of its assets in a separate series of a mutual fund called CCM Advisors Funds (the "Master Fund"). Each series of the Master Fund (each a "Portfolio") has substantially similar objectives, strategies and policies as a corresponding Fund. The following Fund summaries identify each Fund's investment objective and principal investment strategies. Other investment strategies and techniques are described in the Statement of Additional Information.

                                       1

                     AHA LIMITED MATURITY FIXED INCOME FUND

Investment Objective

The Fund seeks to provide a high level of current income, consistent with the preservation of capital and liquidity.

Principal Investment Strategies

The Fund invests substantially all of its assets in the Limited Maturity Fixed Income Master Portfolio.


Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at the time of purchase) in: (i) fixed income securities that the U.S. Government, its agents or instrumentalities issue or guarantee, and (ii) money market instruments and non-convertible fixed income securities of other issuers having one of the three highest ratings of either Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Corporation, a division of The McGraw-Hill Companies ("S&P").


The dollar-weighted average maturity of the Portfolio is normally less than three years. In no event will the dollar-weighted average maturity of the Portfolio exceed five years. There is no limit on the maturities of individual securities. The Portfolio's Investment Manager determines which securities to purchase or sell and adjusts the Portfolio's average maturity based upon a variety of factors aimed at controlling risk while seeking to capture market opportunities. These factors include an analysis of interest rates and yields, the quality of particular securities, and the comparative risks and returns of alternative investments.


The Portfolio's Investment Manager may sell a security if the security's creditworthiness or rating has deteriorated. However, as long as a security continues to meet the Fund's other criteria, the Portfolio's Investment Manager is not required to sell a security if the security's rating or credit quality deteriorates after its purchase.


Principal Investment Risks

The principal risks of investing in the Fund are listed below.

o    Credit Risk

o    Interest Rate Risk

o    Prepayment Risk

o    Management Risk

Please see "Principal Risk Considerations" following the Fund summaries for a description of these and other risks that may be applicable to your investment.

                                       2

Performance


     The bar chart below shows the changes in the Fund's performance from yearto year. When you consider the Fund's performance information, please remember that past performance is not necessarily an indication of how the Fund will perform in the future.

     Fund performance may be materially different by the time you receive this prospectus. For more current performance information, call 1-800-445-1341.

[BAR CHART APPEARS HERE]

Year-by-Year Total Returns (as of 12/31 each year)
--------------------------
Class I Shares(1)

1992:   3.59%
1993:   4.96%
1994:   0.33%
1995:  10.54%
1996:   4.09%
1997:   5.93%
1998:   6.31%
1999:   2.75%
2000:   7.61%
2001:   8.19%



During the periods included in this bar chart, the highest and lowest quarterly returns were 3.22% and -0.69%, respectively, for the quarters ended March 1995 and March 1992. The year-to-date total return as of September 30, 2002 was 4.41% for Class I Shares.

(1) Because Class A Shares have not yet been offered to the public, the information provided in the bar chart represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the total return of Class A Shares will differ from the Class I Shares.

     The table on the next page compares the Fund's average annual total returns (before and after taxes) and the change in value of a broad measure of market performance over various periods ended December 31, 2001. After-tax returns are intended to show the impact of assumed federal income taxes on an investment in the Fund's Class I Shares. The Fund's "Return After Taxes on Distributions"
shows the effect of taxable distributions (dividends and capital gain distributions), but assumes that you still hold the Fund shares at the end of the period and so do not have any taxable gain or loss on your investment in shares of the Fund. The Fund's "Return After Taxes on Distributions and

                                       3

Sale of Fund Shares" shows the effect both of taxable distributions and any taxable gain or loss that would be realized if the Fund shares were purchased at the beginning and sold at the end of the specified period.

     After-tax returns are calculated using the highest individual federal income tax rate in effect at the time of each distribution and assumed sale of Fund shares, but do not include the impact of state and local taxes. In some instances, the "Return After Taxes on Distributions and Sale of Fund Shares" may be greater than the "Return Before Taxes" because you are assumed to be able to use any capital loss on the sale of Fund shares to offset other taxable capital gains. Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns reflect past tax effects and are not predictive of future tax effects. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts or to investors who are tax-exempt.


Average  Annual Total Returns (for periods ended  12/31/01)
Class I Shares(1)
All returns reflect reinvested dividends.

                                                    1 Year  5 Years 10 Years
                                                    ------  ------- --------
Limited Maturity Fixed Income Fund
     Return Before Taxes                             8.19%  6.14%   5.39%
     Return After Taxes on Distributions             5.95%  3.80%   3.09%
     Return After Taxes on Distributions
     and Sale of Fund Shares                         4.92%  3.68%   3.26%

Merrill Lynch 1-3 Year Treasury Index(2)             8.31%  6.59%   6.10%
Lehmann Brothers Government 1-3 Year Index(2)        8.53%  6.64%   6.03%
(reflects no deduction for fees, expenses or taxes)


(1) Because Class A Shares have not yet been offered to the public, the information provided in the table represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the average annual total return of Class A Shares will differ from the Class I Shares.

(2) Performance was previously compared against the Lehman Brothers Government 1-3 Year Index but was changed to the Merrill Lynch 1-3 Year Treasury Index because it is a more appropriate benchmark. The Merrill Lynch 1-3 Year Treasury Index is a subset of the Merrill Lynch Treasury Master Index. The maturity range on these securities is from one to three years. This index is available on a monthly basis in price-only and total return versions. The value was set at 100 on 12/31/1975. The Lehman Brothers Government 1-3 Year Index is an unmanaged index comprised of all publicly issued, non-convertible domestic debt of the U.S. government, or any agency thereof, or any quasi-federal corporation and of corporate debt guaranteed by the U.S. government. Only notes and bonds with a minimum outstanding principal of $1 million and a minimum maturity of one year are included. Lehman Brothers Government 1-3 Year Index is a trademark of Lehman Brothers, Inc.


                                       4

                       AHA FULL MATURITY FIXED INCOME FUND

Investment Objective

The Fund seeks to provide the highest level of income consistent with long-term preservation of capital.

Principal Investment Strategies

The Fund invests substantially all of its assets in the Full Maturity Fixed Income Master Portfolio. The Portfolio uses multiple Investment Managers that each use distinct investment strategies to achieve the Portfolio's investment objective.


Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at the time of purchase) in: (i) fixed income securities that the U.S. Government, its agents or instrumentalities issue or guarantee, and (ii) money market instruments and non-convertible fixed income securities of other issuers having one of the three highest ratings of Moody's or S&P. The Portfolio may invest up to 20% of its total assets at the time of purchase in securities that Moody's rates Baa or S&P rates BBB or which, if not rated, the Portfolio's Investment Managers determine are of comparable quality.


The Portfolio has no minimum or maximum maturity for the securities it may purchase. The Portfolio's Investment Managers may vary the average maturity of the Portfolio's assets substantially and make buy and sell decisions based upon their individual analysis of prevailing interest rates and yields, the quality and value of particular securities, and the comparative risks and returns of alternative investments.


The Portfolio's Investment Managers may sell a portfolio holding if the security's creditworthiness or rating has deteriorated. However, so long as a security continues to meet the Fund's other criteria, the Portfolio's Investment Manager is not required to sell a security if the security's rating or credit quality deteriorates after its purchase.


Principal Investment Risks

The principal risks of investing in the Fund are listed below.

o    Credit Risk

o    Interest Rate Risk

o    Prepayment Risk

o    Management Risk

Please see "Principal Risk Considerations" following the Fund summaries for a description of these and other risks that may be applicable to your investment.

                                       5

Performance


     The bar chart below shows the changes in the Fund's performance from year to year. When you consider the Fund's performance information, please remember that past performance is not necessarily an indication of how the Fund will perform in the future.

     Fund performance may be materially different by the time you receive this prospectus. For more current performance information, call 1-800-445-1341.

[BAR CHART APPEARS HERE]

Year-by-Year Total Returns (as of 12/31 each year)
--------------------------
Class I Shares(1)

1992:   5.70%
1993:  11.11%
1994:  -3.74%
1995:  17.18%
1996:   2.24%
1997:   9.36%
1998:   8.11%
1999:  -1.48%
2000:  10.72%
2001:   7.97%


During the periods included in this bar chart, the highest and lowest quarterly returns were 5.88% and -3.11%, respectively, for the quarters ended June 1995 and March 1994. The year-to-date total return as of September 30, 2002 was 7.21% for Class I Shares.

(1) Because Class A Shares have not yet been offered to the public, the information provided in the bar chart represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the total return of Class A Shares will differ from the Class I Shares.

     The table on the next page compares the Fund's average annual total returns (before and after taxes) and the change in value of a broad measure of market performance over various periods ended December 31, 2001. After-tax returns are intended to show the impact of assumed federal income taxes on an investment in the Fund's Class I Shares. The Fund's "Return After Taxes on Distributions"
shows the effect of taxable distributions (dividends and capital gain distributions), but assumes that you still hold the Fund shares at the end of the period and so do not have any taxable gain or loss on your investment in shares of the Fund. The Fund's "Return After Taxes on Distributions and Sale of Fund Shares" shows the effect both of taxable

                                       6


distributions and any taxable gain or loss that would be realized if the Fund shares were purchased at the beginning and sold at the end of the specified period.

     After-tax returns are calculated using the highest individual federal income tax rate in effect at the time of each distribution and assumed sale of Fund shares, but do not include the impact of state and local taxes. In some instances, the "Return After Taxes on Distributions and Sale of Fund Shares" may be greater than the "Return Before Taxes" because you are assumed to be able to use any capital loss on the sale of Fund shares to offset other taxable capital gains. Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns reflect past tax effects and are not predictive of future tax effects. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts or to investors who are tax-exempt.


Average  Annual Total Returns (for periods ended  12/31/01)
Class I Shares (1)
All returns reflect reinvested dividends.

                                              1 Year   5 Years   10 Years
                                              ------   -------   --------
Full Maturity Fixed Income Fund
     Return Before Taxes                       7.97%   6.84%     6.55%
     Return After Taxes on Distributions       5.62%   4.25%     3.70%
     Return After Taxes on Distributions
     and Sale of Fund Shares                   4.81%   4.10%     3.98%

Lehman Brothers Government/Corporate(2)
     Intermediate Total Return Index           8.98%   7.09%     6.81%
Lehman Brothers Aggregate Bond Index(2)        8.42%   7.43%     7.23%
(reflects no deduction for fees, expenses or taxes)

(1) Because Class A Shares have not yet been offered to the public, the information provided in the table represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the average annual total return of Class A Shares will differ from the Class I Shares.

(2) Performance was previously compared against the Lehman Brothers Aggregate Bond Index but was changed to the Lehman Brothers Government/Corporate Intermediate Total Return Index because it is a more appropriate benchmark. The Lehman Brothers Government/Corporate Intermediate Total Return Index is a total return index consisting of investment grade corporate debt issues, as well as debt issues of U.S. government agencies and the U.S. Treasury. The debt issues all maintain maturities within a range of one to ten years. The Lehman Brothers Aggregate Bond Index is an unmanaged index generally representative of intermediate-term government bonds, investment grade corporate debt securities and mortgage-backed securities. The Lehman Brothers Aggregate Bond Index and The Lehman Brothers Government/Corporate Intermediate Total Return Index are trademarks of Lehman Brothers, Inc.

                                        7

                                AHA BALANCED FUND

Investment Objective

The Fund seeks to provide a combination of growth of capital and income.

Principal Investment Strategies

The Fund invests substantially all of its assets in the Balanced Master Portfolio. The Portfolio uses multiple Investment Managers to obtain expertise in both the equity and fixed-income markets to achieve the Portfolio's investment objective.


Under normal circumstances, the Portfolio invests no more than 75% of its net assets (at market value at the time of purchase) in common stocks that the Portfolio's Investment Managers believe offer long-term growth and/or income potential and at least 25% of its net assets in fixed income securities, some of which may be convertible into common stocks. Fixed income investments may include U.S. Government Securities, non-convertible debt of "investment grade" quality (e.g., that Moody's has rated Baa or higher or S&P has rated BBB or higher) and money market instruments. The Portfolio has no restrictions on market capitalization.


The Portfolio's Investment Managers pursue the Portfolio's objectives in a way that seeks to reduce the magnitude and rapidity of short term movements in the net asset value of its shares. For the fixed income portion of the Portfolio, the Portfolio's Investment Managers may vary the average maturity of the Portfolio's assets substantially and make buy and sell decisions based upon their individual analysis of prevailing interest rates and yields, the quality and value of particular securities, and the comparative risks and returns of alternative investments. The Portfolio has no restrictions concerning the minimum or maximum maturity of its fixed income investments.

For the equity portion of the Portfolio, the investment strategies of the Portfolio's Investment Managers will differ, but typically will emphasize securities that have one or more of the following characteristics:

o prices they believe are significantly below the intrinsic value of the company;

o    favorable prospects for earnings growth;

o    above average return on equity and dividend yield; and

o    sound overall financial condition of the issuer.


An Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or more attractive investment alternatives are identified.


Principal Investment Risks

The principal risks of investing in the Fund are listed below.

o    Market Risk

o    Credit Risk

o    Interest Rate Risk

o    Prepayment Risk

                                        8


o    Management Risk

Please see "Principal Risk Considerations" following the Fund summaries for a description of these and other risks that may be applicable to your investment.

Performance


     The bar chart below shows the changes in the Fund's performance from year to year. When you consider the Fund's performance information, please remember that past performance is not necessarily an indication of how the Fund will perform in the future.

     Fund performance may be materially different by the time you receive this prospectus. For more current performance information, call 1-800-445-1341.

[BAR CHART APPEARS HERE]

Year-by-Year Total Returns (as of 12/31 each year)
--------------------------
Class I Shares(1)

1992:   5.06%
1993:  10.76%
1994:  -1.93%
1995:  25.02%
1996:  18.05%
1997:  24.45%
1998:   8.83%
1999:  15.43%
2000:   1.61%
2001:   1.27%


During the periods included in this bar chart, the highest and lowest quarterly returns were 12.71% and -8.39%, respectively, for the quarters ended December 1998 and September 1998. The year-to-date total return as of September 30, 2002 was -14.65% for Class I Shares.

(1) Because Class A Shares have not yet been offered to the public, the information provided in the bar chart represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the total return of Class A Shares will differ from the Class I Shares.

     The table on the next page compares the Fund's average annual total returns (before and after taxes) and the change in value of a broad measure of market performance over various periods ended December 31, 2001. After-tax returns are intended to show the impact of assumed federal income taxes on an investment in the Fund's Class I Shares. The Fund's "Return After Taxes on Distributions"
shows the effect of taxable distributions (dividends and capital gain distributions), but assumes that you still hold the Fund shares at the end of the period and so do not have any taxable gain or loss on your investment in shares of the Fund. The Fund's "Return After Taxes on Distributions and Sale of Fund Shares" shows the effect both of taxable distributions and any

                                       9

taxable gain or loss that would be realized if the Fund shares were purchased at the beginning and sold at the end of the specified period.

     After-tax returns are calculated using the highest individual federal income tax rate in effect at the time of each distribution and assumed sale of Fund shares, but do not include the impact of state and local taxes. In some instances, the "Return After Taxes on Distributions and Sale of Fund Shares" may be greater than the "Return Before Taxes" because you are assumed to be able to use any capital loss on the sale of Fund shares to offset other taxable capital gains. Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns reflect past tax effects and are not predictive of future tax effects. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts or to investors who are tax-exempt.

Average Annual Total Returns (for periods ended 12/31/01)
Class I Shares(1)
All returns reflect reinvested dividends.

                                                     1 Year    5 Years  10 Years
                                                     ------    -------  --------
Balanced Fund
     Return Before Taxes                               1.27%     9.98%  10.48%
     Return After Taxes on Distributions              (0.40)%    4.46%    6.00%
     Return After Taxes on Distributions
     and Sale of Fund Shares                           1.20%     6.17%    6.45%
S&P 500(R)Stock Index(2)                             (11.86)%   10.71%   12.93%
(reflects no deduction for fees, expenses or taxes)

Lehman Brothers Aggregate Bond Index(2)                8.42%     7.43%   7.23%
(reflects no deduction for fees, expenses or taxes)

(1) Because Class A Shares have not yet been offered to the public, the information provided in the table represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the average annual total return of Class A Shares will differ from the Class I Shares.

(2) The S&P 500(R) Stock Index is a broad market-weighted average of U.S. blue-chip companies. The Lehman Brothers Aggregate Bond Index is an unmanaged index generally representative of intermediate-term government bonds, investment grade corporate debt securities and mortgage-backed securities. S&P 500(R) Stock Index is a registered trademark of McGraw-Hill, Inc. The Lehman Brothers Aggregate Bond Index is a trademark of Lehman Brothers, Inc.

                                       10

                           AHA DIVERSIFIED EQUITY FUND

Investment Objective

The Fund seeks to provide long-term capital growth.

Principal Investment Strategies

The Fund invests substantially all of its assets in the Diversified Equity Master Portfolio. The Portfolio uses multiple Investment Managers that each use distinct investment styles and research techniques to achieve the Portfolio's investment objective.


Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at the time of purchase) in common stocks that are diversified among various industries and market sectors. The Portfolio may also invest up to 20% of its net assets at the time of purchase in fixed income securities, including money market instruments, having one of the three highest ratings of Moody's or S&P. The Portfolio has no restrictions on market capitalization.


The investment strategies of the Portfolio's Investment Managers will differ, but typically will emphasize securities that have one or more of the following characteristics:

o prices they believe to be significantly below the intrinsic value of the company;

o    favorable prospects for earnings growth;

o    above average return on equity and dividend yield; and

o    sound overall financial condition of the issuer.


An Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or more attractive investment alternatives are identified.


Principal Investment Risks

The principal risks of investing in the Fund are listed below.

o    Market Risk

o    Credit Risk

o    Interest Rate Risk

o    Prepayment Risk

o    Management Risk

Please see "Principal Risk Considerations" following the Fund summaries for a description of these and other risks that may be applicable to your investment.

                                       11

Performance

     The bar chart below shows the changes in the Fund's performance from year to year. When you consider the Fund's performance information, please remember that past performance is not necessarily an indication of how the Fund will perform in the future.

     Fund performance may be materially different by the time you receive this prospectus. For more current performance information, call 1-800-445-1341.

[BAR CHART APPEARS HERE]

Year-by-Year Total Returns (as of 12/31 each year)
--------------------------
Class I Shares(1)

1992:   9.51%
1993:  10.02%
1994:  -0.39%
1995:  33.73%
1996:  23.35%
1997:  33.64%
1998:  16.67%
1999:  20.98%
2000:  -2.92%
2001:  -2.05%


During the periods included in this bar chart, the highest and lowest quarterly returns were 20.91% and -12.59%, respectively, for the quarters ended December 1998 and September 1998. The year-to-date total return as of September 30, 2002 was -24.78% for Class I Shares.

(1) Because Class A Shares have not yet been offered to the public, the information provided in the bar chart represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the total return of Class A Shares will differ from the Class I Shares.

     The table on the next page compares the Fund's average annual total returns (before and after taxes) and the change in value of a broad measure of market performance over various periods ended December 31, 2001. After-tax returns are intended to show the impact of assumed federal income taxes on an investment in the Fund's Class I Shares. The Fund's "Return After Taxes on Distributions"
shows the effect of taxable distributions (dividends and capital gain distributions), but assumes that you still hold the Fund shares at the end of the period and so do not have any taxable gain or loss on your investment in shares of the Fund. The Fund's "Return After Taxes on Distributions and Sale of Fund Shares" shows the effect both of taxable distributions and any taxable gain or loss that would be realized if the Fund shares were purchased at the beginning and sold at the end of the specified period.

                                       12

     After-tax returns are calculated using the highest individual federal income tax rate in effect at the time of each distribution and assumed sale of Fund shares, but do not include the impact of state and local taxes. In some instances, the "Return After Taxes on Distributions and Sale of Fund Shares" may be greater than the "Return Before Taxes" because you are assumed to be able to use any capital loss on the sale of Fund shares to offset other taxable capital gains. Your actual after-tax returns depend on your own tax situation and may differ from those shown. After-tax returns reflect past tax effects and are not predictive of future tax effects. After-tax returns are not relevant to investors who hold their Fund shares through tax-deferred arrangements such as 401(k) plans or individual retirement accounts or to investors who are tax-exempt.


Average Annual Total Returns (for periods ended 12/31/01)
Class I Shares(1)
All returns reflect reinvested dividends.
                                                     1 Year   5 Years   10 Years
                                                     ------   -------   --------
Diversified Equity Fund
     Return Before Taxes                             (2.05)%  12.40%    13.51%
     Return After Taxes on Distributions             (3.49)%   9.26%    10.32%
     Return After Taxes on Distributions
     and Sale of Fund Shares                         (0.64)%   8.11%     8.50%

S&P 500(R)Stock Index(2)                            (11.86)%  10.71%    12.93%
(reflects no deduction for fees, expenses or taxes)

Russell 1000(R)Value Index(2)                        (5.59)%  11.14%    14.15%
(reflects no deduction for fees, expenses or taxes)

(1) Because Class A Shares have not yet been offered to the public, the information provided in the table represents only the performance of Class I Shares, one of the Fund's other classes of shares, which are offered to institutional investors by a separate prospectus. Class A Shares and Class I Shares would have substantially similar annual returns because the shares are invested in the same portfolio of securities. However, because the classes do not have the same expenses, the expense ratio and the average annual total return of Class A Shares will differ from the Class I Shares.

(2) The S&P 500(R) Stock Index is a broad market-weighted average of U.S. blue-chip companies. The Russell 1000(R) Value Index measures the performance of those Russell 1000(R) companies with lower price-to-book ratios and lower forecasted growth values. S&P 500(R) Stock Index is a registered trademark of McGraw-Hill, Inc. Russell 1000(R) Value Index is a registered trademark of The Frank Russell Company.


                                       13


                           AHA U.S. GROWTH EQUITY FUND

Investment Objective

The Fund seeks long-term capital appreciation.

Principal Investment Strategies

The Fund invests substantially all of its assets in the U.S. Growth Equity Master Portfolio.


Under normal circumstances, the Portfolio invests at least 80% of its net assets plus any borrowings for investment purposes (at market value at the time of purchase) in the common stocks of U.S. issuers, but may also invest up to 10% of its net assets at the time of purchase in the common stocks of non-U.S. companies. The Portfolio may also invest up to 20% of its net assets at the time of purchase in fixed income securities, including money market instruments, having one of the three highest ratings of Moody's or S&P.

The Portfolio typically will invest in a security of a company that has one or more of the following characteristics:


o    a market capitalization of at least $5 billion at the time of investment;
o superior earnings growth prospects (relative to companies in the same industry or the market as a whole);
o    high profitability;
o    superior management; and
o    a sustainable competitive advantage.


The Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or it identifies more attractive investment alternatives.


Principal Investment Risks

The principal risks of investing in the Fund are listed below.

o        Market Risk
o        Growth Securities Risk
o        Credit Risk
o        Interest Rate Risk
o        Prepayment Risk
o        Foreign Securities Risk
o        Management Risk

Please see "Principal Risk Considerations" following the Fund summaries for a description of these and other risks that may be applicable to your investment.

Performance


     Performance information for the Fund has not been presented because the Fund had not commenced operations and therefore had not been in operation for a full calendar year.


                                       14

                       AHA INTERNATIONAL CORE EQUITY FUND

Investment Objective

The Fund seeks to provide long-term capital appreciation.

Principal Investment Strategies

The Fund invests substantially all of its assets in the International Core Equity Master Portfolio.


Under normal circumstances, the Portfolio invests at least 80% of its net assets, plus the amount of any borrowings for investment purposes (at market value at the time of purchase), in the common stock and depository receipts of foreign issuers domiciled in developed countries within Europe, Australia and the Far East. The Portfolio also may invest up to 20% of its net assets in fixed income securities, including money market instruments having one of the three highest ratings of Moody's or S&P.

The Portfolio buys and sells foreign currencies to enable it to purchase and sell securities in markets outside the U.S. The Portfolio may use other hedging strategies, including those that employ futures and options, to gain or reduce exposure to particular markets. These strategies, commonly called derivatives, involve the use of financial instruments the values of which depend on, or are derived from, the value of an underlying security, index or currency. Although the Portfolio may engage in foreign currency hedge transactions to help reduce risk, those transactions may not be effective or appropriate in particular situations, nor will they protect against declines in security values.

The Portfolio typically will invest in the securities of a company that the Investment Manager believes has one or more of the following characteristics:


o    a leader in its industry on a global, regional or local basis;

o consistent and superior earnings growth (relative to companies in the same industry or the market as a whole);

o    high profitability;

o    superior management; and

o    sustainable competitive advantage.


The Investment Manager may determine to sell a security when its target value is realized, its earnings deteriorate, changing circumstances affect the original reasons for a security's purchase, or it identifies more attractive investment alternatives.


                                       15

Principal Investment Risks

The principal risks of investing in the Fund are listed below.

o    Market Risk
o    Foreign Securities Risk
o    Currency Risk
o    Credit Risk
o    Interest Rate Risk
o    Prepayment Risk=
o    Hedging Risk
o    Management Risk

Please see "Principal Risk Considerations" following the Fund summaries for a description of these and other risks that may be applicable to your investment.

Performance


     Performance information for the Fund has not been presented because the Fund had not commenced operations and therefore had not been in operation for a full calendar year.


                                       16

                          PRINCIPAL RISK CONSIDERATIONS

     There is no guarantee that a Fund will be able to achieve its investment objective. The value of your investment in a Fund will change with the value of the Portfolio in which that Fund invests, which means that you may lose money by investing in any of the Funds. The principal risks of investing in the various Funds are summarized in the chart below.


------------------------ -------- -------- -------- ----------- ------ -------------
                          Limited   Full
                         Maturity  Maturity                      U.S.
                           Fixed    Fixed           Diversified Growth International
                          Income    Income Balanced   Equity    Equity  Core Equity
------------------------ -------- -------- -------- ----------- ------ -------------
Credit Risk                  X      X          X          X        X           X
------------------------ -------- -------- -------- ----------- ------ -------------
Currency Risk                                                                  X
------------------------ -------- -------- -------- ----------- ------ -------------
Foreign Securities Risk                                            X           X
------------------------ -------- -------- -------- ----------- ------ -------------
Growth Securities Risk                                             X
------------------------ -------- -------- -------- ----------- ------ -------------
Hedging/Derivatives Risk                                                       X
------------------------ -------- -------- -------- ----------- ------ -------------
Interest Rate Risk           X      X          X          X        X           X
------------------------ -------- -------- -------- ----------- ------ -------------
Management Risk              X      X          X          X        X           X
------------------------ -------- -------- -------- ----------- ------ -------------
Market Risk                                    X          X        X           X
------------------------ -------- -------- -------- ----------- ------ -------------
Prepayment Risk              X      X          X          X        X           X
------------------------ -------- -------- -------- ----------- ------ -------------


     Credit Risk - The risk that the issuer or the guarantor of a fixed income security or the counterparty to a derivative contract, repurchase agreement or loan of a security may not be able to meet its principal and/or interest payment obligations or otherwise to honor its obligations. Securities are subject to varying degrees of credit risk, which are often reflected in their credit ratings.


     Currency Risk - The risk that fluctuations in the exchange rates between the U.S. dollar and foreign currencies will negatively affect the values of the Fund's non-U.S. investments. The exchange rates between foreign currencies and the U.S. dollar fluctuate daily for many reasons, including changes in interest rates, currency controls or adverse political or economic developments.

     Foreign Securities Risk - The risk that the prices of foreign securities, including depository receipts that trade on U.S. markets may be more volatile than securities of U.S. issuers or securities that trade exclusively on U.S. markets due to limited availability of public information concerning foreign issuers, less securities regulation, less liquidity, exchange controls or exchange rate fluctuation, less favorable tax provisions, restrictions on currency transfer, expropriation, limits on repatriation of capital or other adverse political or economic

                                       17

developments. To the extent that a Portfolio focuses its investments in a particular currency or narrowly defined area, such as the Pacific Rim, it generally will have more exposure to regional economic risks associated with foreign investments because companies in those areas may share common characteristics and often are subject to similar business risks and regulatory burdens, and their securities may react similarly to economic, market, political or other developments.

     Growth Securities Risk - The risk that an investment in the equity securities of the companies that the Investment Manager believes will experience relatively rapid earnings growth may be volatile. The values of growth securities may be more sensitive to changes in current or expected earnings than the values of other securities. Growth stocks may not perform as well as other asset types during given periods.

     Hedging Risk - The risk that downward price changes in a security may result in a loss greater than the Portfolio's investment in the security. This risk exists through the use of certain securities or techniques (e.g., derivative securities or purchases on margin) that tend to magnify changes in an index or market.

     Interest Rate Risk - The risk that changing interest rates may adversely affect the value of an investment. With fixed-rate securities, an increase in prevailing interest rates typically causes the value of those securities to fall. Changes in interest rates will affect the value of longer-term fixed income securities more than shorter-term securities and lower quality securities more than higher quality securities.


     Management Risk - The risk that the Investment Managers' security selections and other investment decisions might produce losses or cause the Fund or Portfolio to underperform when compared to other funds with similar investment goals. The Investment Managers' ability to choose suitable investments has a significant impact on each Fund's ability to achieve its investment objective. The Portfolios, with the exception of the Limited Maturity Fixed Income Master Portfolio, U.S. Growth Equity Master Portfolio and International Core Equity Master Portfolio use multiple Investment Managers. The use of multiple Investment Managers may also cause a high level of portfolio turnover, resulting in higher brokerage expenses and increased tax liability from the Portfolio's and/or the Fund's realization of capital gains.


     Market Risk - The risk that the value of securities will rise and fall due to factors affecting securities' markets. Market risk may affect a single issuer, a section of the economy, or the market as a whole. Equity securities generally have greater price volatility in response to company, market, economic or other news than fixed income securities.


     Prepayment Risk - The risk that issuers will prepay fixed-rate obligations when interest rates fall, forcing a fund to re-invest in obligations with lower interest rates than the original obligations.

                                       18

                  ADDITIONAL INFORMATION ABOUT FUND INVESTMENTS

     The investment objective of each Fund is fundamental and may not be changed by the board of directors of the Funds (the "Board of Directors") without shareholder approval.

Temporary Defensive Investments

     During periods of adverse market or economic conditions, the Balanced Master Portfolio, Diversified Equity Master Portfolio, U.S. Growth Equity Master Portfolio and International Core Equity Master Portfolio may temporarily invest all or a substantial portion of their assets in fixed income securities and money market instruments having one of the three highest ratings of Moody's or S&P, or may hold cash. Such a defensive position may prevent a Fund from meeting its investment objectives.

Portfolio Turnover


     There are no limits on portfolio turnover. Turnover may vary significantly from year to year. It is estimated that the portfolio turnover rates of the Limited Maturity Fixed Income Master Portfolio and the Full Maturity Fixed Income Master Portfolio will not exceed 350%. The turnover rates of these Portfolios reflect the effect of their policies to alter their maturity structures in response to market conditions. It is estimated that the turnover rate for the fixed income segment of the Balanced Master Portfolio will not exceed 200%, and its equity segment will not exceed 150%. The Balanced Master Portfolio's assets may be shifted between fixed income and equity securities, but it is estimated that overall portfolio turnover rate of this Portfolio will not exceed 200%. It is estimated that the portfolio turnover rate of the U.S. Growth Equity Master Portfolio, the International Core Equity Master Portfolio and the Diversified Equity Master Portfolio will not exceed 150%. Portfolio turnover may produce capital gains or losses that result in tax consequences for Fund investors. Portfolio turnover also increases transaction expenses, which reduces a Fund's return.


                                FEES AND EXPENSES

Below are the fees and expenses that you may pay if you buy and hold shares of a Fund.


Shareholder Fees
(fees paid directly from your investment)

Maximum Sales Charge (Load) Imposed on Purchases                5.00%*

Maximum Deferred Sales Charge (Load)                            None

Maximum Sales Charge (Load) Imposed on Reinvested Dividends     None

Exchange Fee                                                    None

Redemption Fee                                                  None

* The initial sales charge declines based on the amount purchased according to the schedule set forth below under "Sales Charges."

                                       19

Annual Fund Operating Expenses(1)
(expenses that are deducted from Fund assets)

----------------------------------------------------------------------------------------
                                                                         U.S.    Int'l
               Expense      Limited     Full              Diversified   Growth   Core
                            Maturity  Maturity  Balanced     Equity     Equity   Equity
----------------------------------------------------------------------------------------
Management Fees(2)           0.50%     0.50%     0.75%       0.75%      0.75%    1.00%
----------------------------------------------------------------------------------------
Distribution (12b-1) Fees    0.25%     0.25%     0.25%       0.25%      0.25%    0.25%
----------------------------------------------------------------------------------------
Other Expenses               0.33%     0.69%     0.95%       0.38%      0.68%(4) 0.81%(4)
----------------------------------------------------------------------------------------
Total Annual Fund Operating  1.08%     1.44%     1.95%       1.38%      1.68%(4) 2.06%(4)
   Expenses(3)
----------------------------------------------------------------------------------------


(1) The fees and expenses described in this table and the Examples below reflect the fees and expenses of each Fund and the Fund's share of the expenses of the Portfolio into which it invests. Expenses are based on amounts incurred by the Funds during the fiscal year ended June 30, 2002, but "Other Expenses" do not include certain amounts that the Funds incurred during this period and do not anticipate to incur in the future.

(2) The Fund and Portfolio pay CCM Advisors, LLC ("CCM Advisors"), the Fund's administrator, an administrative services fee at the annual rate of $20,000 and 0.055% of the Portfolio's average daily net assets, respectively, which is included in "Other Expenses."

(3) CCM Advisors has undertaken to reimburse each Fund to the extent that the total operating expenses exceed the levels indicated below:

                                                Expense Level
       Fund                            (as a % of average daily net assets)
       ----                            ------------------------------------
       Limited Maturity                           1.25%
       Full Maturity                              1.25%
       Balanced                                   1.75%
       Diversified Equity                         1.50%
       U.S. Growth Equity                         2.00%
       International Core Equity                  2.25%


     CCM Advisors or the Funds may terminate this undertaking at any time. Total operating expenses as shown in the table above do not include amounts that CCM Advisors anticipates it will reimburse the Fund pursuant to that undertaking. When CCM Advisors has reimbursed a Fund for expenses that exceed the levels shown above, CCM Advisors may recover the reimbursed amounts for a period that does not exceed three years, to the extent this can be done without exceeding the expense limits.

(4) Because the Fund is new, the amount shown for "other expenses" is the estimated amount that the Fund will incur.


Example: This example is intended to help you compare the cost of investing in a Fund with that of investing in other mutual funds. The example assumes that you invest $10,000 in a Fund for the time periods indicated and then redeem all of your shares at the end of those periods. The example also assumes that you earn a 5% return each year and that operating expenses remain the same. The example is for illustration only, your actual costs may be higher or lower then the amounts shown.

                                       20

--------------------------------------------------------------------------------
                                                                 U.S.    Int'l
Time Period  Limited      Full                   Diversified    Growth   Core
             Maturity   Maturity     Balanced      Equity       Equity   Equity
--------------------------------------------------------------------------------
1 year         $110         $147         $198          $140    $171      $209
--------------------------------------------------------------------------------
3 years        $343         $456         $612          $437    $530      $646
--------------------------------------------------------------------------------
5 years        $595         $787       $1,052          $755    N/A        N/A
--------------------------------------------------------------------------------
10 years     $1,317       $1,724       $2,275        $1,657    N/A        N/A
--------------------------------------------------------------------------------


                             SHAREHOLDER INFORMATION

Pricing of Fund Shares


     Shares of the Funds are bought and sold at net asset value on each day the New York Stock Exchange ("NYSE") is open for regular session trading, that is not a bank holiday. Net asset value is determined by dividing the value of a Fund's securities and other assets, less liabilities, by the number of shares outstanding. The Funds calculate their net asset value at the close of the regular trading session on the NYSE, usually 4:00 p.m., Eastern Time.

     Investments in the Portfolios are valued based on a Fund's proportionate ownership interest in the Portfolio's aggregate net assets. The aggregate net asset value of the Portfolio is determined daily at the close of the regular trading on the NYSE, usually 4:00 p.m., Eastern Time, on each day the NYSE is open for regular session trading.

     Portfolio securities and assets are valued chiefly by quotations from the primary market in which they are traded. When reliable market quotations are not readily available, securities are valued by a method that the Master Fund's board of trustees believes reflects a fair value. A Fund may also use fair-value pricing if the value of a security it holds is materially affected by events occurring after the close of the primary market on which the security is traded. The effect of fair-value pricing will be that net asset value will not be based on quoted prices, but on a price which the Master Fund's board of trustees believes reflects the current and true price of the security.

     Values of foreign securities are translated from local currencies into U.S. dollars using currency exchange rates. Trading in securities in foreign markets takes place on some days (including some weekend days and U.S. holidays) when the NYSE is not open, and does not take place on some days the NYSE is open. Accordingly, the value of a Portfolio's securities may change on days when a Fund does not calculate its NAV and shareholders are not able to buy or sell Fund shares.


Investment Minimums

     The minimum initial investment in each Fund is $1,000. There is no minimum for subsequent investments. The Funds reserve the right to change the minimum amount required to open an account or to add to an existing account without prior notice.

                                       21


How to Buy Shares


     You may purchase shares on any day that the NYSE is open for regular session trading that is not a bank holiday. There are three ways to purchase shares of the Fund:


---------------------------------------------------------------------------------------------------
                                     BY MAIL
---------------------------------------------------------------------------------------------------

TO OPEN AN ACCOUNT:                                            TO ADD TO AN ACCOUNT:
-------------------                                            ---------------------
Complete and sign an application.
                                               Make your check payable to the Fund in which you
Make your check payable to the Fund in which   choose to invest.  The check must be drawn on a U.S.
you choose to invest.  The check must be       bank.  The Funds will not accept third-party
drawn on a U.S. bank and payable in U.S.       checks.  Please be sure to furnish your taxpayer
dollars. The Funds will not accept third-      identification number.  Please include your account
party checks.                                  number on the check and send your check to:

Send your completed application and check to:
Regular Mail:                                  Regular Mail:

   AHA Investment Funds, Inc.                                AHA Investment Funds, Inc.
c/o U.S. Bancorp Services, LLC                            c/o U.S. Bancorp Services, LLC
          P.O. Box 701                                              P.O. Box 701
    Milwaukee, WI 53201-0701                                  Milwaukee, WI 53201-0701

Overnight Delivery                             Overnight Delivery
   AHA Investment Funds, Inc.                                AHA Investment Funds, Inc.
c/o U.S. Bancorp Services, LLC                            c/o U.S. Bancorp Services, LLC
    615 East Michigan Street                                  615 East Michigan Street
       Milwaukee, WI 53202                                       Milwaukee, WI 53202

You may make an  initial  investment  prior
to U.S.  Bancorp's  receipt  of your completed
application;  however, redemptions will not be
processed or paid until U.S. Bancorp receives
your completed application.
---------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------
                                  BY BANK WIRE
----------------------------------------------------------------------------------------------------------
TO OPEN AN ACCOUNT:                                       TO ADD TO AN ACCOUNT:

Complete, sign and mail your completed application to:    Call the Fund at 1-800-445-1341, during business
                                                          hours, to initiate your purchase.  Please be
    AHA Investment Funds, Inc.                            sure to furnish your account number.
c/o U.S. Bancorp Fund Services, LLC
           P.O. Box 701                                   Wire your funds to:
     Milwaukee, WI 53201-0701
                                                                  U.S. Bank, N.A.
Overnight Delivery:                                       Account of U.S. Bancorp Fund Services, LLC
                                                               777 East Wisconsin Ave.
                                       22

  AHA Investment Funds, Inc.
c/o U.S. Bancorp Services, LLC                                     Milwaukee, WI
   615 East Michigan Street                                    ABA Number 042000013
      Milwaukee, WI 53202                                 For Credit to: AC #112-952-137
                                                          Account Name: Name of Investor
                                                                        Fund Name
You may make an initial investment prior to U.S.
Bancorp's  receipt of your completed
application; however, redemptions will not be
paid until U.S. Bancorp receives your completed           If you wish to make purchases via Electronic
application.                                              Funds Transfer, please call the Funds at
                                                          1-800-445-1341

                                                          during business hours to initiate the Electronic
Call the Fund at 1-800-445-1341, during business          Funds Transfers through your checking/savings
hours, to initiate your purchase.  Please be sure         account. Electronic Funds Transfers are not
to furnish your  taxpayer identification number.          allowed for initial purchase, only subsequent
                                                          purchase.

                     Wire your funds to:                  Amounts sent by wire or electronic funds must be
                       U.S. Bank, N.A.                    received by 4:00 p.m. (Eastern Time) in order to
         Account of U.S. Bancorp Fund Services, LLC       buy shares that day.
                   777 East Wisconsin Ave.
                        Milwaukee, WI
                    ABA Number 042000013
               For Credit to: AC #112-952-137
               Account Name: Name of Investor
                         Fund Name
----------------------------------------------------------------------------------------------------------

The Funds do not impose charges for wire services, but your bank may impose such charges.

The Fund and U.S. Bank are not responsible for the consequences of delays resulting from the banking or Federal Reserve Wire System, or from incomplete wiring instructions.

--------------------------------------------------------------------------------
             THROUGH A FINANCIAL INSTITUTION/FINANCIAL PROFESSIONAL
--------------------------------------------------------------------------------

Contact  your  financial   institution  or  financial   professional   for  more
information.

If a financial institution/financial professional is an agent or designee of the Fund, orders are processed at the net asset value next calculated after the agent receives the order. The agent must segregate any orders it receives after the close of regular trading on the NYSE and transmit those orders separately for execution at the net asset value next determined.

Your financial institution or financial professional may establish higher minimum investment requirements than the Funds and may also independently charge you transaction fees and additional amounts in return for its services.

--------------------------------------------------------------------------------


Additional Information About Purchasing Shares


o As long as the Funds receive your purchase order and Federal funds before the close of regular session trading on the NYSE (generally 4:00 p.m., Eastern Time), your shares will be considered to be received that day and your shares will be purchased at that day's net asset value. Otherwise, your purchase order will be considered to be received the next business day, and your shares will be purchased at the next day's net asset value.

o You will begin earning dividends on the next business day after your purchase order is executed.

o The Funds reserve the right to reject any purchase request, including a purchase request that may disrupt a Fund's operation or performance (See "Policy on Trading of Fund Shares"). The Funds also reserve the right to reject certain purchase requests in connection with various anti-money laundering laws and regulations. The Funds will not be responsible for any loss, liability, cost or expense resulting from rejecting any purchase request.

o The Funds will not accept cash, money orders, travelers checks or starter checks.


o You must certify whether you are subject to withholding for failing to report income to the Internal Revenue Service. The Funds may return investments received without a certified taxpayer identification number.

o The Funds will not issue share certificates (although share certificates have been issued in the past).

Sales Charges

     You may be subject to an initial sales charge when you purchase shares, or a contingent deferred sales charge (CDSC) when you sell your shares under certain circumstances. These sales charges are described below. In some circumstances these sales charges may be waived. These circumstances are described below and in the Statement of Additional Information.

     Your purchase of Class A Shares is subject to a sales charge that is included in the offering price. The sales charge is based on the amount of your investment and is the commission paid to the financial advisor firm on the sale of the shares. The sales charge you pay on additional investments is based on the total amount of your purchase and the current value of your account.

     The initial sales charge varies depending upon the size of your purchase as shown below:

Initial Sales Charge

-------------------- ------------------- ------------ ----------------------
Amount of Purchase                                    Commission retained by
                                             As a %      Financial Advisor
                            As a % of     of Offering          as a %
                     Net Amount Invested     Price       of Offering Price
-------------------- ------------------- ------------ ----------------------
Less than $25,000           5.26%            5.00%             4.75%
-------------------- ------------------- ------------ ----------------------
$25,000 to $49,999          4.43%            4.25%             4.00%
-------------------- ------------------- ------------ ----------------------
$50,000 to $99,999          3.63%            3.50%             3.25%
-------------------- ------------------- ------------ ----------------------
$100,000 to $249,999        3.09%            3.00%             2.75%
-------------------- ------------------- ------------ ----------------------
$250,000 to $499,999        2.30%            2.25%             2.00%
-------------------- ------------------- ------------ ----------------------
$500,000 to $999,999        1.52%            1.50%             1.25%
-------------------- ------------------- ------------ ----------------------
$1,000,000 or more          None             None               None
-------------------- ------------------- ------------ ----------------------

     Class A shares purchased without an initial sales charge in accounts aggregating $1,000,000 or more at the time of purchase and redeemed within 12 months of the date of purchase are subject to a CDSC equal to 1.00% of the lesser of the purchase price or net asset value at the time of sale.

     Shares purchased by certain institutional investors receiving investment advice from an intermediary, including 401(k) or 403(b) qualified employee benefit plans with at least $500,000 or more in plan assets are not subject to an initial sales charge. The Fund reserves the right to change the minimum without notice. In addition, a Fund will not impose a sales charges upon the initial purchase of Class A Shares for an investor who is reinvesting the proceeds from the redemption of another Fund's shares, provided that the shares were initially subject to a sales charge and the reinvestment occurs within thirty days of the redemption.

     The Funds' distributor is Quasar Distributors, LLC (the "Distributor"). The Distributor normally retains a portion of the sales charge from the sale of Class A Shares and pays the balance to the broker-dealer or other financial intermediary through which the sale was made. The Distributor may also pay fees to banks from sales charges for services performed on behalf of their customers in connection with the purchase of shares of the Funds. In addition, entities whose clients have purchased Class A shares may be paid a trailing commission equal to 0.25 of 1% annually of the average daily value of such shares held by their clients.

     In addition to the commissions paid to dealers, the Distributor or CCM Advisors may pay cash compensation to dealers in connection with sales of shares of a Fund.

How to Exchange Shares


     Shares of any Fund may be exchanged for the same class of shares of any other Fund on the basis of the respective net asset values of the Funds at the time of exchange. An exchange involves the redemption of shares of one Fund and investment of the redemption proceeds in the same class of shares of another Fund. Redemptions will be made at the net asset value per share next determined after receipt of an exchange request in proper order. Shares of the Fund to be acquired will be purchased after receipt of your redemption request at the net asset value of those shares next determined after satisfaction of the purchase order requirements of the Fund whose shares are being acquired. An exchange is a sale and any gain or loss realized on an exchange may be recognized for federal income tax purposes. You will not pay either an initial sales charge or a CDSC when exchanging shares. However, when you redeem the shares acquired through the exchange, the shares redeemed may be subject to a CDSC, depending on when you originally purchased the shares you exchanged. For purposes of computing the CDSC, the Fund will compute the length of time you have owned your shares from the date of your original purchase. The Fund reserves the right to modify or terminate the exchange privilege and to impose fees for and limitations on its use.

     If you wish to exchange between Funds, you may transfer investments among existing accounts or you may open a new account to accept the exchange from an existing account. When requesting an exchange between Funds, both accounts must be registered in the same name, with the same address and taxpayer identification number. There are three ways to exchange your shares:


--------------------------------------------------------------------------------

                                     BY MAIL
--------------------------------------------------------------------------------
Send a written request using the procedures for written redemption requests below.

No signature guarantee is required.

If you were issued certificates for the shares being exchanged, the signed certificates and completed stock power form must accompany your written request.

                  For further information call: 1-800-445-1341.
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                                  BY TELEPHONE
--------------------------------------------------------------------------------
You  must  request  telephone  exchange   privileges  on  your  initial  account
application.

To authorize telephone exchanges after establishing your Fund account, send a signed written request to:


                           AHA Investment Funds, Inc.
                       c/o U.S. Bancorp Fund Services, LLC
                      615 East Michigan Street - 3rd Floor
                               Milwaukee, WI 53202


To request an exchange, call: 1-800-445-1341

Shares exchanged by telephone must have a value of $1,000 or more.

Exchange instructions must be received before 4:00 p.m. (Eastern Time).
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

             THROUGH A FINANCIAL INSTITUTION/FINANCIAL PROFESSIONAL
--------------------------------------------------------------------------------
Contact  your  financial   institution  or  financial   professional   for  more
information.

Exchange instructions must be received before 4:00 p.m. (Eastern Time).

Your financial institution or financial professional may charge you transaction fees and additional amounts in return for its services.
--------------------------------------------------------------------------------


     Excessive trading can hurt both performance and shareholders. If you make excessive exchanges, the Funds may limit the number of exchanges between Funds, modify or discontinue the exchange privilege and impose fees for its use upon not less than sixty days written notice to shareholders. (See "Policy on Trading of Fund Shares").

How to Sell Shares

     You may redeem some or all of your shares on any day the NYSE is open for regular session trading and that is not a bank holiday. The Funds ordinarily will pay redemption proceeds within seven days after receipt and acceptance of your redemption request. Redemption proceeds will be paid by wire transfer of Federal funds to the bank account designated on your account application. Upon request, the Funds will pay redemption proceeds by check mailed to your address of record.

     There are three ways to redeem your shares:

--------------------------------------------------------------------------------

                                     BY MAIL
--------------------------------------------------------------------------------
Complete a written redemption request that includes:

o        the Fund's name;

o        your account number;

o        each account owner's name and address;

o        the dollar amount or number of shares to be sold; and

o        the signature of each owner as it appears on the account.

Send the written request to:

  Regular Mail:                      Overnight Delivery:

  AHA Investment Funds, Inc.         AHA Investment Funds, Inc.
  c/o U.S. Bancorp Services, LLC     c/o U.S. Bancorp Services, LLC
  P.O. Box 701                       615 East Michigan Street
  Milwaukee, WI 53201-0701           Milwaukee, WI  53202


If you were issued certificates for the shares being redeemed, the signed certificates and completed stock power form must accompany your written request.

--------------------------------------------------------------------------------
                                       27
--------------------------------------------------------------------------------

                                  BY TELEPHONE
--------------------------------------------------------------------------------

You must make arrangements to redeem by telephone prior to the redemption. Please call 1-800-445-1341 for more information or to redeem during regular business hours.

Please be sure to furnish your taxpayer identification number.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

             THROUGH A FINANCIAL INSTITUTION/FINANCIAL PROFESSIONAL
--------------------------------------------------------------------------------
Contact  your  financial   institution  or  financial   professional   for  more
information.

Redemption requests must be received before 4:00 p.m. (Eastern Time).

Your financial institution or financial professional may charge you transaction fees and additional amounts in return for its services.
--------------------------------------------------------------------------------

Additional Information About Selling Shares

o As long as the Funds receive your redemption request in proper form before the close of regular trading on the NYSE (generally 4:00 p.m., Eastern
     Time), your shares will be sold at that day's net asset value. A redemption request is in proper form if it includes all of the required information listed in "How to Sell Shares" and the Fund has a completed application on file. If the Funds receive your redemption request after the close of regular trading on the NYSE, your redemption request will be executed the next business day, and your shares will be sold at the next day's net asset value.

o Shares generally continue earning dividends until the next business day after your trade date.

o If you were issued stock certificates for your shares, you must forward the certificates and a stock power, along with your redemption or exchange request. Each must be signed on behalf of the registered shareholder or by an authorized signatory.

o The Funds require a signature guarantee when a redemption request will be payable to anyone other than the account owners of record, mailed to an address other than the address of record, or wired to a bank other than one previously authorized. You can obtain a signature guarantee from most commercial and savings banks, credit unions, trust companies, or member firms of a U.S. stock exchange.

o Special documentation may be required to redeem from certain types of accounts, such as trust, corporate, non-profit or retirement accounts. Please call us at 1-800-445-1341 before attempting to redeem from these types of accounts.


o Generally, payment of redemption proceeds will be made to your pre-authorized bank account within seven days of receipt and processing of your redemption request. If you recently have made a purchase, a Fund may withhold redemption proceeds until it is reasonably satisfied that it has received payment, which may take up to 15 days from the date of purchase.


                                       28

o The Funds may suspend redemptions or postpone payments of redemption proceeds for more than seven days during any period when (a) the NYSE is closed for other than customary weekends or holidays; (b) trading on the NYSE is restricted; (c) there are emergency circumstances as determined by the Securities and Exchange Commission; or (d) the Securities and Exchange Commission has by order permitted such suspension to protect shareholders of a Fund.

o The Funds reserve the right to pay redemptions "in kind" - payment of portfolio securities rather than cash - if the amount you are redeeming is large enough to effect a Fund's operation. In these cases, you might incur brokerage costs in converting the securities to cash and will be subject to market exposure until the securities are sold. By calling us before you attempt to redeem a large dollar amount, you are more likely to avoid in-kind or delayed payment of your redemption.

Additional Information About Telephone Transactions


     You may give up some level of security by choosing to exchange or sell shares by telephone rather than by mail. To prevent unauthorized transactions in your account, the Funds will employ reasonable procedures to confirm that telephone instructions are genuine. If the Funds or their service providers follow these procedures, neither the Funds nor their service providers will be liable for any loss, liability, cost or expense arising from unauthorized or fraudulent telephone instructions. Because you may be responsible for unauthorized telephone requests, you should verify the accuracy of each telephone transaction as soon as you receive your account statement and you should take precautions to keep confidential your account number and tax identification number.


     During times of drastic economic or market changes, telephone transactions may be difficult to implement. In the event that you are unable to reach the Funds by telephone, requests may be mailed or hand-delivered to the Funds c/o U.S. Bancorp Fund Services, LLC, 615 East Michigan Street, 3rd Floor, Milwaukee, Wisconsin 53202.

Policy on Trading of Fund Shares

     The Funds do not permit short-term or excessive trading. Excessive purchases, redemptions or exchanges of Fund shares disrupt investment management and increase Fund expenses. To promote the best interests of the Funds, each Fund reserves the right to reject any purchase order or exchange request it deems inappropriate - for example, one that appears so large that it would disrupt management of the Fund.

Automatic Redemption of Small Accounts

     The Funds reserve the right to redeem accounts having a value less than $500, unless the account value was reduced due to market activity. Proceeds from such a redemption will be sent directly to the shareholder. Before automatically redeeming your account, the Funds will notify you in writing and give you at least 60 days to increase the account balance. The Funds reserve the right to change the minimum needed to maintain an account at any time.

                                       29

Reporting to Shareholders

     To reduce the volume of mail that you receive, only one copy of certain materials, such as shareholder reports, will be mailed to your household (same address). Please call 1-800-445-1341, if you want to receive additional copies free of charge. This policy may not apply if you purchase shares through an intermediary.

Distribution and Service Fees


     The Funds' distributor is Quasar Distributors, LLC (the "Distributor"). The Distributor, located at 615 East Michigan Street, Milwaukee, Wisconsin 53202, is a broker-dealer registered with the Securities and Exchange Commission.


     The Class A Shares of each Fund have adopted a plan under Rule 12b-1 of the Investment Company Act of 1940 that permits the Funds to pay the Distributor a monthly fee as compensation for providing services to support the sale and distribution of the Funds' shares. The annual service fee may equal up to 0.25% of the average net assets of the Class A Shares of each Fund. Over time these fees will reduce the return on your investment and may cost you more than paying other types of sales charges.

                             MASTER/FEEDER STRUCTURE


     Each Fund is a "feeder fund" in a "master/feeder" structure in which each Fund, instead of investing all of its assets directly in a portfolio of securities, pursues its investment objective by investing substantially all of its investable assets in a larger "master" portfolio which has the same investment objective and substantially similar investment policies and restrictions. Other funds with similar investment objectives and restrictions may also invest in the same master portfolio.

     Each Fund bears its corresponding Portfolio's expenses in proportion to the amount of assets it invests in the corresponding Portfolio. Each Fund can set its own transaction minimums, fund-specific expenses and conditions. The investment performance of each Fund depends on the investment performance of the Portfolio in which it invests. If the investment policies of a Fund and a Portfolio become inconsistent, the Board of Directors may determine to withdraw a Fund's assets from a Portfolio if it believes doing so is in the best interest of the Fund and its shareholders. If the Board of Directors withdraws assets of a Fund from a Portfolio, the Board of Directors would then consider whether that Fund should invest in another master portfolio or whether to take other actions.


     For more information on the master/feeder structure, see the Statement of Additional Information.

                                       30

                             MANAGEMENT OF THE FUNDS

Investment Adviser

     CCM Advisors serves as each Portfolio's investment adviser. Subject to the supervision of the Master Fund's board of trustees, CCM Advisors is responsible for overseeing the day-to-day operations and business affairs of each Portfolio, including monitoring the performance of each Portfolio's Investment Manager(s). CCM Advisors' principal office is located at 190 South LaSalle Street, Suite 2800, Chicago, Illinois.


     CCM Advisors is majority-owned by Convergent Capital Management Inc. ("CCM"). CCM is a holding company that owns and maintains ownership interests (including majority ownership interests) in asset management firms. CCM does not provide investment advisory or related services to its affiliates, each of which operate independently of CCM, or to any clients of its affiliates. As of September 30, 2002, CCM affiliated firms managed assets for clients in excess of $16 billion.


     CCM Advisors provides all executive, administrative, clerical and other personnel necessary to operate the Funds and the Portfolios and pays the salaries and other costs of employing all of those persons. CCM Advisors furnishes the Funds and Portfolios with office space, facilities, and equipment and pays the day-to-day expenses related to the operating and maintenance of such office space, facilities and equipment. Except for those expenses that CCM Advisors assumes, including those noted above, the Funds and Portfolios pay for all of their own expenses.


     Each Portfolio pays a management fee to CCM Advisors determined as a percentage of the Portfolio's average daily net assets. The fee is accrued daily and paid monthly. Out of the advisory fees that it receives from each Portfolio, CCM Advisors pays each Portfolio's Investment Manager for its sub-advisory services. The following chart shows the investment advisory fees paid by each Portfolio as a percentage of a Portfolio's average daily net assets, for the fiscal year ended June 30, 2002:

         Limited Maturity Fixed Income Master Portfolio         0.50%
         Full Maturity Fixed Income Master Portfolio            0.50%
         Balanced Master Portfolio                              0.75%
         Diversified Equity Master Portfolio                    0.75%

     U.S. Growth Equity Master Portfolio and International Core Equity Master Portfolio have not yet commenced operations. U.S. Growth Equity Master Portfolio will pay an annual management fee of 0.75% of that Portfolio's average daily net assets. International Core Equity Master Portfolio will pay an annual management fee of 1.00% of that Portfolio's average daily net assets.


                                       31

Investment Managers

     CCM Advisors is responsible for the evaluation, selection and monitoring of each Portfolio's Investment Manager(s). CCM Advisors selects Investment Managers based on a variety of factors, including: investment style, performance record and the characteristics of each Investment Manager's typical investments. The assets of each multi-manager Portfolio are divided into segments and CCM Advisors is responsible for allocating the assets among the Investment Managers in accordance with their specific investment styles.

     The Investment Managers manage each Portfolio's investments and are responsible for making all investment decisions and placing orders to purchase and sell securities for the Portfolios. Subject to the oversight of CCM Advisors and the board of trustees of the Master Fund, the Investment Managers have complete discretion as to the purchase and sale of investments for the Portfolios consistent with each Portfolio's investment objective, policies and restrictions.

     Under an exemptive order from the Securities and Exchange Commission, CCM Advisors is permitted to enter into and materially amend portfolio management agreements with Investment Managers that are not affiliated with CCM Advisors without such agreements first being approved by the Portfolio's shareholders, which includes the Funds. The exemptive order also permits the Portfolios and the Funds to disclose: (a) the aggregate fees paid to CCM Advisors and any affiliated Investment Manager and (b) aggregate fees paid to unaffiliated Investment Managers. If a Portfolio employs an Investment Manager affiliated with CCM Advisors, the Portfolio and Fund will provide separate disclosure of any fees paid to that Investment Manager. In addition, it is a condition of the exemptive order that within 90 days of hiring of any new Investment Manager that is unaffiliated with CCM Advisors, CCM Advisors will furnish shareholders of the Portfolios and the Fund with an information statement about the new Investment Manager and Investment Sub-advisory Agreement. Any changes to the investment advisory contract between the Master Fund and CCM Advisors will still require shareholder approval.

     CCM Advisors has ultimate responsibility, subject to oversight of the board of trustees of the master fund, to oversee each investment manager and recommend its hiring, termination and replacement.

Limited Maturity Fixed Income Fund


     The Patterson Capital Corporation ("Patterson") serves as Investment Manager to the Limited Maturity Fixed Income Master Portfolio. Patterson is located at 2029 Century Park East #2950, Los Angeles, California 90067, and is a privately held advisory organization that provides investment management services to a variety of institutions, including investment companies and employee benefit plans. As of September 30, 2002, Patterson had approximately $1 billion of assets under management.


                                       32

     The following individuals at Patterson share primary responsibility for the Limited Maturity Fixed Income Master Portfolio:

------------------- ----------------- ------------------------------------------
  Manager           Length of Service              Professional Experience
                                                    (for the past 5 years)
------------------- ----------------- ------------------------------------------
Jean M. Clark       Since 1991        Senior Vice President / Portfolio Manager,
                                      Patterson.
------------------- ----------------- ------------------------------------------
Joseph B. Patterson Since 1998        President, Chief Investment Strategist,
                                      Patterson.
------------------- ----------------- ------------------------------------------

Full Maturity Fixed Income Fund


     Baird Advisors and Western Asset Management Company ("Western") serve as Investment Managers to the Full Maturity Fixed Income Master Portfolio. Baird Advisors is located at 777 East Wisconsin Avenue, Suite 2100, Milwaukee, Wisconsin 53202, and is an institutional fixed income department within Robert
W. Baird & Co., Inc. ("Baird"). Baird provides management services to pension plans, non-profit organizations and individuals. As of September 30, 2002, Baird had approximately $5.1 billion of assets under management.


     The following individuals at Baird Advisors share primary responsibility for the Full Maturity Fixed Income Portfolio:


------------------- ---------- -------------------------------------------------
Manager             Length of               Professional Experience
                    Service                (for the past five years)
------------------- ---------- -------------------------------------------------
Gary A. Elfe        Since 2000 Managing Director, Senior Portfolio Manager,
                               Baird Advisors (since 2000); prior thereto,
                               Senior Vice President, Senior Portfolio Manager, Firstar Investment Research & Management Company, LLC (1978 - 2000).
------------------- ---------- -------------------------------------------------
Daniel A. Tranchita Since 2000 Senior Vice President, Senior Portfolio Manager,
                               Baird Advisors; prior thereto, Senior Vice
                               President, Senior Portfolio Manager, Firstar
                               Investment Research & Management Company, LLC (1989 - 2000).
------------------- ---------- -------------------------------------------------

     Western is located at 117 East Colorado Boulevard, Pasadena, California 91105, and is an independent affiliate of Legg Mason, Inc., a publicly held financial services organization that engages through its subsidiaries in the businesses of securities brokerage, investment management, corporate and public finance and real estate services. Western's Fixed-Income team has responsibility for the management of the Full Maturity Fixed Income Master Portfolio. All portfolios are managed on a team basis. The core investment team at Western has been together for 11 years. The average experience of the portfolio management group is 13 years. As of September 30, 2002, the firm had approximately $90.4 billion in assets under management for institutional clients and approximately $
18.8 billion of assets under management for mutual funds.

                                       33

     The following individual at Western is primarily responsible for the Full Maturity Fixed Income Master Portfolio:

--------------- ------------------ ---------------------------------------------
Manager          Length of Service               Professional Experience
                                                (for the past five years)
--------------- ------------------ ---------------------------------------------
Edward M. Moody Since 2000         Portfolio Manager, Western (since 1985).
--------------- ------------------ ---------------------------------------------

Balanced Fund

     Baird Advisors serves as Investment Manager to the fixed income portion of the Balanced Master Portfolio. Cambiar Investors, Inc. and Freeman Associates Investment Management LLC serve as Investment Managers to the equity portion of the Balanced Master Portfolio. See the descriptions under the Full Maturity Fixed Income Portfolio for information regarding Baird Advisors and the individuals at Baird Advisors who share primary responsibility for the fixed income portion of the Balanced Master Portfolio.

     Cambiar Investors, Inc. ("Cambiar") is located at 2401 East Second Avenue, Suite 400, Denver, Colorado 80206 and until July 2001, was a subsidiary of United Asset Management Corporation ("UAM"), a subsidiary of Old Mutual plc, a publicly held company. In July 2001, Cambiar's principals purchased Cambiar from UAM/Old Mutual. Cambiar was organized in 1973 and provides investment management services for pension plans, foundations and endowments and high net worth individuals. As of September 30, 2002, the firm had approximately $45 million of assets under management.

     The following individuals at Cambiar share primary responsibility for the Balanced Master Portfolio:



------------------ ---------- --------------------------------------------------
Manager            Length of        Professional Experience
                    Service              (for the past five years)
------------------ ---------- --------------------------------------------------
Brian M. Barish    Since 1997 President and Treasurer (since Feb. 2000),
                              Director of Research (since Jan. 1999); Portfolio Manager (since Feb. 1997), Senior Vice President (Jan. 1999 - Jan. 2000), Vice President and Analyst (Feb. 1997 - Dec. 1998), Cambiar; prior thereto, Vice President of Investment Research, Lazard Freres & Co. LLC.

------------------ ---------- --------------------------------------------------
Anna A. Aldrich    Since 1999 Vice President and Portfolio Manager, Cambiar
                              (since 1999); prior thereto, Global Equity
                              Analyst, Bankers Trust Company.
------------------ ---------- --------------------------------------------------
Maria L. Azari     Since 1998 Vice President and Portfolio Manager (since 1999),
                              Securities Analyst (since 1997), Cambiar; prior thereto Investment Analyst, Eaton Vance.
------------------ ---------- --------------------------------------------------

                                       34

Michael J. Gardner Since 1999 Vice President and Portfolio Manager, Cambiar
                              (since 1995); prior thereto, Investment Analyst, Simmons & Co.
------------------ ---------- --------------------------------------------------

     Freeman Associates Investment Management LLC ("Freeman") is located at 16236 San Dieguito Road, Suite 2-20, P.O. Box 9210, Rancho Santa Fe, California 92067, and is a privately held company that is controlled by John D. Freeman. Formerly known as the Investment Research Company, the firm was organized in 1985 and provides investment management services to institutions, retirement plans, and non-profit organizations. As of September 30, 2002, the firm had approximately $34 billion of assets under management.

     The following individuals at Freeman share primary responsibility for the Balanced Master Portfolio:

--------------- ---------- ----------------------------------------------------
Manager         Length of              Professional Experience
                 Service               (for the past five years)
--------------- ---------- ----------------------------------------------------
John D. Freeman Since 1996 President, Freeman (since 1996); prior thereto,
                           Portfolio Manager, Martingale Asset Management.
--------------- ---------- ----------------------------------------------------
Jeffrey Norman  Since 1999 Executive Vice President (since 1999), Freeman;
                           Risk Manager, ZAIS Group) (1997-1999); prior
                           thereto, Risk Manager, Trader, Mariner Investment Group.
--------------- ---------- ----------------------------------------------------


Diversified Equity Fund

     Cambiar and Freeman serve as Investment Managers to the Diversified Equity Master Portfolio. See the descriptions under the Balanced Fund in this section for information regarding Cambiar and Freeman and the individuals who share primary responsibility for the Diversified Equity Master Portfolio.

                                       35

U.S. Growth Equity Fund


     KCM Investment Advisors ("KCM") serves as Investment Manager to the Portfolio. KCM is located at 300 Drake's Landing Road, Suite 190, Greenbrae, California, 94904 and is an investment management company that manages domestic and international equity and fixed income portfolios for individuals and institutions. As of September 30, 2002, the firm had approximately $608 million of assets under management.

     The  following  individuals  at KCM share  primary  responsibility  for the
Portfolio:

------------------ ---------- --------------------------------------------------
Manager            Length of     Professional Experience
                    Service        (past five years)
------------------ ---------- --------------------------------------------------
Jay Aubrey Kellett Since 2001 Chief Executive Officer, Chief Investment
                              Officer, KCM.
------------------ ---------- --------------------------------------------------
Richard N. Vanscoy Since 2001 Managing Director and Director of Research, KCM
                              (since 1997); prior thereto, Managing Director, Barclays Global Investors (1979 - 1997).
------------------ ---------- --------------------------------------------------
Craig A. Stephens  Since 2001 Principal and Portfolio Manager, KCM (since
                              1997); prior thereto, Senior Equity Manager, RCM Capital Management (1988 - 1997).
------------------ ---------- --------------------------------------------------
John A. Lundin     Since 2001 Principal and Portfolio Manager, KCM (since May
                              2000); prior thereto, Senior Vice President,
                              Portfolio Manager, Scudder Stevens and Clark
                              (1981 - 2000).
------------------ ---------- --------------------------------------------------
Patricia Small     Since 2001 Principal and Portfolio Manager, KCM (since July
Kellett 2000), prior thereto, Treasurer, Regents of the University of California (1996 - 2000).
------------------ ---------- --------------------------------------------------
William Prince     Since 2001 Chief Operating Officer, KCM (since Sept. 2000);
                              Investment Manager, Fischer Investments (Jan.
                              2000 - Aug. 2000); prior thereto, Vice President and Director, Wall Street Associates
                              (Feb. 1992  - Oct. 1999).
------------------ ---------- --------------------------------------------------


     Appendix A to this Prospectus shows the investment performance for KCM. This information is provided to illustrate KCM's past performance in managing investment mandates with substantially similar investment objectives, policies and strategies.

                                       36

International Core Equity Fund


     Pyrford International PLC ("Pyrford") serves as Investment Manager to the Portfolio. Pyrford is located at 79 Grosvenor Street - Mayfair, London, England W1J3JU. Founded in 1987, Pyrford is majority-owned by Pyrford Capital Limited, which is 40% owned by employees and 49% by Euro Equity Holdings SA, a European investment company. As of September 30, 2002, the firm had approximately $1 billion of assets under management.

     The following  individuals at Pyrford share primary  responsibility for the
Portfolio:

----------------------- ----------- --------------------------------------------
           Manager      Length of       Professional Experience
                         Service        (for the past five years)
----------------------- ----------- --------------------------------------------
Bruce L. Campbell       Since 2001  Chief Investment Officer and Chief Executive
                                    Officer, Pyrford.
----------------------- ----------- --------------------------------------------
Anthony N. Cousins, CFA Since 2001  Portfolio Manager, United Kingdom and
                                    Europe, Pyrford.
----------------------- ----------- --------------------------------------------
Charu L. Fernando, CFA  Since 2001  Portfolio Manager, Asia and Canada,
Pyrford.
----------------------- ----------- --------------------------------------------


     Appendix B to this Prospectus shows the investment performance for Pyrford. This information is provided to illustrate Pyrford's past performance in managing investment mandates with substantially similar investment objectives, policies and strategies.

                       DIVIDENDS, DISTRIBUTIONS AND TAXES

Dividends and Distributions

     The Funds distribute to shareholders virtually all of their net income (interest less expenses). It is expected that dividends from net investment income will be declared and paid on the following schedule:


Declared   Payable                              Funds

Monthly    End of each month.              Limited Maturity Fixed Income Fund
                                           and Full Maturity Fixed Income Fund

Quarterly  Mid - March, June, September,   Balanced Fund; Diversified Equity
           and December                    Fund; U.S. Growth Equity Fund; and
                                           International Core Equity Fund


     A Fund may realize capital gains from time to time when it sells securities. Capital gains will be distributed annually. Dividends and other distributions will be automatically reinvested in more shares of your Fund unless you request otherwise.

                                       37

Taxes

     The discussion below regarding federal and state income taxation is included for general information only. You should consult your tax advisor concerning the federal and state tax consequences of an investment in the Fund.

     The Fund will send you a statement each year showing the tax status of all your distributions. In addition, taxable investors should be aware of the following:

o The tax status of any distribution is the same regardless of how long you have held shares of the Fund and whether you reinvest in additional shares of the Fund or take the distribution in cash.


o Distributions declared in October, November or December -- if paid to you by the end of the following January--are taxable for federal income tax purposes as if received in December.


o Any dividends and distributions of short-term capital gains, if any, received by you are taxable to you as ordinary income for federal income tax purposes. A Fund's distributions of long-term capital gains, if any, are taxable to you as capital gains.

o Dividend distributions that you receive may be subject to state and local income taxes. Depending on your state's rules, however, any dividends attributable to interest earned on direct obligations of the U.S. Treasury may be exempt from state and local taxes. The Fund will notify you each year concerning how much, if any, of your dividends may qualify for this exemption.

o Each of the U.S. Growth Equity Fund and International Core Equity Fund may receive income from sources in foreign countries and that income may be subject to foreign taxes at its source. If a Fund pays non-refundable taxes to foreign governments during the year, those taxes will reduce the Fund's dividend but will still be included in your taxable income. You may be able to claim an offsetting credit or deduction on your tax return for your share of foreign taxes paid by a Fund for a particular year if more than 50% of its total assets consists of stock or securities in foreign corporations and the Fund makes a special tax election for such year whereby each of its shareholders includes in his gross income and treats as paid by him his proportionate share of such foreign taxes. The Fund will send you detailed information about the foreign tax credit or deduction each year.

     By law, the Fund must withhold a percentage of any taxable distributions or redemptions from your account if you do not:

o    provide us with your correct taxpayer identification;

o    certify that your taxpayer identification is correct;

o    certify that you are a U.S. person; and

o    confirm that you are not subject to backup withholding.

                                       38


     The backup withholding percentage is currently 30% and will decrease to 29% in 2004 and 2005, and 28% thereafter until 2011, when it will revert to 31% unless amended by Congress.


     The Fund must withhold taxes from your account if the IRS instructs us to do so.

     If a dividend distribution mailed to your address of record is returned as undeliverable, the Fund will automatically reinvest all future distributions until you provide us with a valid mailing address.

                                       39


FINANCIAL HIGHLIGHTS


     The following tables are intended to help you understand each Fund's financial performance for the last five years as it relates to Class I Shares (not Institutional Servicing Class Shares). Certain information reflects financial results for a single Class I Share. Because Institutional Servicing Class Shares have not previously been issued, similar information does not exist for them. Total returns represent the rate you would have earned (or lost) on an investment, assuming reinvestment of all dividends and distributions. This information has been audited by Ernst & Young LLP, independent accountants, whose report, along with each Fund's financial statements, is included in the annual report, which is available upon request. For each year shown, all information is for the fiscal year ended June 30. Information is not presented for U.S. Growth Equity Fund or International Core Equity Fund because those Funds have not yet commenced operations.

             AHA Limited Maturity Fixed Income Fund - CLASS I SHARES
                          FOR THE PERIOD ENDED JUNE 30,



-----------------------------------------------------
PER SHARE DATA (1)                      2002        2001       2000        1999       1998
                                        ----        ----       ----        ----       ----

Net Asset Value
    Beginning of Period...............  $10.43     $10.11     $10.20      $10.22     $10.16
                                        ------     -------    -------     -------    ------

Income from Investment Operations:
    Net investment income.............    0.44       0.63       0.58        0.53       0.60
    Net realized and unrealized
        gain (loss) on investments....    0.22       0.32      (0.09)      (0.02)      0.06
                                        ------     -------    -------     -------    ------
           Total gain from
                 investment operations    0.66       0.95       0.49        0.51       0.66
                                        ------     -------    -------     -------    ------
Less Distributions:
    From net investment income........   (0.44)     (0.63)     (0.58)      (0.53)     (0.60)
    From realized gains...............      --         --         --           --         --
                                        ------     -------    -------     -------    ------

           Total distributions........   (0.44)     (0.63)     (0.58)      (0.53)     (0.60)
                                        ------     -------    -------     -------    ------
Net Asset Value, end of period........  $10.65     $10.43     $10.11      $10.20     $10.22
                                        ======      ======     ======      ======     ======
Total Return on Net Asset Value (2)...    6.16%      9.17%      4.37%       4.59%      6.11%

SUPPLEMENTAL DATA AND RATIOS:
    Net assets, end of period (000's).   $85,644   $51,076    $85,813    $104,675   $129,717
    Ratio of net operating expenses to    0.76%(5)   0.24%      0.14%       0.12%      0.12%
        average net assets (3)(4).....
    Program service fee (4) ..........    0.13%      0.50%      0.50%       0.50%      0.50%
    Ratio of investment income
        to average net assets(3)......    4.00%(5)   6.50%      5.86%       5.30%      5.92%
    Portfolio turnover rate...........   60.24%(6) 189.31%    161.89%     176.78%    144.97%


(1) Information presented relates to a share of capital stock outstanding for the entire period.

(2) Total Return on Net Asset Value is net of the service fee for the period July 1, 2001 through October 31, 2001, and for the fiscal years ended 2001, 2000, 1999 and 1998. Beginning November 1, 2001 the management fee is included in the calculation of the Funds' net asset value.

(3) Ratios include all management fees and expenses except for the program services fee.

(4) Program service fee discontinued as of October 31, 2001. Effective November 1, 2001, the CCM Advisors' expense ratio is included as a general operating expense of the fund.

(5) Operating expense is net of reimbursement and waivers. The ratio excluding reimbursements and waivers for the period ended June 30, 2002 would have been 0.78%. The ratio of net investment income to average net assets, excluding reimbursements and waivers for the period ended June 30, 2002 would have been 3.98%.

(6) Rate listed represents the portfolio turnover rate from July 1, 2002 through October 31, 2001 (date on which Feeder Fund entered into a master-feeder fund structure).

                                       40

              AHA Full Maturity Fixed Income Fund - CLASS I SHARES
                         FOR THE PERIOD ENDED JUNE 30,


--------------------------------------------------
PER SHARE DATA (1)                              2002       2001       2000       1999      1998
                                                ----       ----       ----       ----      ----
Net Asset Value
         Beginning of Period................. $10.10      $9.68       $9.85     $10.18     $9.79
                                              ------     -------    -------     -------    ------
Income from Investment Operations:

         Net investment income...............   0.52        0.63       0.64       0.60      0.64

         Net realized and unrealized
             gain (loss) on investments......   0.24        0.42      (0.17)     (0.33)     0.39
                                              ------     -------    -------      -------    ------
                  Total gain from
                       investment operations.   0.76        1.05       0.47       0.27      1.03
                                              ------     -------    -------      -------    ------
Less Distributions:

         From net investment income..........  (0.52)     (0.63)      (0.64)     (0.60)    (0.64)

         From realized gains.................     --         --         --         --        --
                                              ------     -------    -------      -------    ------

                  Total distributions........ (0.52)      (0.63)      (0.64)     (0.60)    (0.64)
                                              ------     -------    -------      -------    ------

Net Asset Value, end of period............... $10.34     $10.10       $9.68      $9.85    $10.18
                                              ======      ======      =====      =====    ======

Total Return on Net Asset Value (2)..........  7.40%      10.61%       4.41%      2.11%    10.20%

SUPPLEMENTAL DATA AND RATIOS:

         Net assets, end of period (000's)... $38,267     $38,540    $78,188    $73,420   $71,829

         Ratio of net operating expenses to
             average net assets (3)(4).......   0.76%(5)   0.31%       0.17%      0.16%     0.17%

         Program service fee (4) ............   0.17%      0.50%       0.50%      0.50%     0.50%

         Ratio of investment income
             to average net assets(3)........   5.09%(5)   6.74%       6.55%      5.90%     6.19%

         Portfolio turnover rate.............  99.46%(6) 236.10%     211.40%    273.61%   178.52%
-----------


(1) Information presented relates to a share of capital stock outstanding for the entire period.
(2) Total Return on Net Asset Value is net of the service fee for the period July 1, 2001 through October 31, 2001, and for the fiscal years ended 2001, 2000, 1999 and 1998. Beginning November 1, 2001 the management fee is included in the calculation of the Funds' net asset value.
(3) Ratios include all management fees and expenses except for the program services fee.
(4) Program service fee discontinued as of October 31, 2001. Effective November 1, 2001, CCM Advisors' expense ratio is included as a general operating expense of the Fund.
(5) Operating expense is net of reimbursement and waivers. The ratio excluding reimbursements and waivers for the period ended June 30, 2002 would have been 1.08%. The ratio of net investment income to average net assets, excluding reimbursements and waivers for the period ended June 3, 2002 would have been 4.76%.
(6) Rate listed represents the portfolio turnover rate from July 1, 2001 through October 31, 2001 (date on which Feeder Fund entered into a master-feeder fund structure).

                                       41

                       AHA Balanced Fund - CLASS I SHARES
                          FOR THE PERIOD ENDED JUNE 30,



---------------------------------------------
PER SHARE DATA (1)                              2002      2001      2000     1999     1998
                                                ----      ----      ----     ----     ----

Net Asset Value
         Beginning of Period.................. $9.17     $12.44   $14.69   $14.61   $14.86
                                               -----     ------   ------   ------   ------
Income from Investment Operations:
         Net investment income................  0.12       0.45     0.37     0.36     0.41
         Net realized and unrealized
                 gain (loss) on investments... (0.72)      0.16     0.26     1.45     2.01
                                               ------     ------   ------   ------   ------
                  Total gain (loss) from
                       investment operations.. (0.60)      0.61     0.63     1.81     2.42
                                               ------     ------   ------   ------   ------
Less Distributions:
         From net investment income........... (0.12)     (0.36)   (0.37)   (0.36)   (0.44)

         From realized gains.................. (0.42)     (3.52)   (2.51)   (1.37)   (2.23)
                                               ------      ------   ------   ------   ------

                  Total distributions......... (0.54)     (3.88)   (2.88)   (1.73)   (2.67)
                                               ------      ------   ------   ------   ------

Net Asset Value, end of period................ $8.03      $9.17   $12.44   $14.69   $14.61
                                               ======     ======  =======  =======  =======

Total Return on Net Asset Value (2)........... (6.94)%     6.21%    3.99%   13.10%   16.79%

SUPPLEMENTAL DATA AND RATIOS:


         Net assets, end of period (000's).... $23,375   $23,591  $48,936  $63,301  $59,360
         Ratio of net operating expenses to
             average net assets (3)(4)........  1.13%(5)   0.46%    0.24%    0.18%    0.18%

         Program service fee (4) .............  0.24%      0.75%    0.75%    0.75%    0.75%

         Ratio of investment income
             to average net assets  (3).......  1.42%(5)   2.66%    2.59%    2.55%    2.86%

         Portfolio turnover rate.............. 80.33%(6) 220.34%  169.10%  206.43%  169.04%

-----------

(1) Information presented relates to a share of capital stock outstanding for the entire period.
(2) Total Return on Net Asset Value is net of the service fee for the period July 1, 2001 through October 31, 2001, and for the fiscal years ended 2001, 2000, 1999 and 1998. Beginning November 1, 2001 the management fee is included in the calculation of the Funds' net asset value.
(3) Ratios include all management fees and expenses except for the program services fee.
(4) Program service fees discontinued as of October 31, 2001. Effective November 1, 2001, CCM Advisors' expense ratio is included as a general operating expense of the Fund.

(5) Operating expense is net of reimbursement and waivers. The ratio excluding reimbursements and waivers for the period ended June 30, 2002 would have been 1.64%. The ratio of net investment income to average net assets, excluding reimbursements and waivers for the period ended June 30, 2002 would have been 0.92%
(6) Rate listed represents the portfolio turnover rate from July 1, 2001 through October 31, 2001 (date on which Feeder Fund entered into a master-feeder fund structure).

                                       42

                  AHA Diversified Equity Fund - CLASS I SHARES
                          FOR THE PERIOD ENDED JUNE 30,


----------------------------------------------------------
PER SHARE DATA (1)                               2002      2001      2000     1999     1998
                                                 ----      ----      ----     ----     ----
Net Asset Value
         Beginning of Period.................. $15.90    $21.04    $22.15   $20.37   $20.72
                                               ------    ------    ------   ------   ------
Income from Investment Operations:
         Net investment income................   0.10      0.26      0.24     0.29     0.32
         Net realized and unrealized
             gain (loss) on investments.......  (2.01)    (0.21)     1.05     3.42     4.14
                                               ------    ------      ----     ----     ----
                  Total gain (loss) from
                       investment operations..  (1.91)     0.05      1.29     3.71     4.46
                                               ------      ----      ----     ----     ----
Less Distributions:
         From net investment income...........  (0.11)    (0.26)    (0.24)   (0.29)   (0.32)
         From realized gains..................  (0.80)    (4.93)    (2.16)   (1.64)   (4.49)
                                               ------    ------    ------   ------   ------
                  Total distributions.........  (0.91)    (5.19)    (2.40)   (1.93)   (4.81)
                                               ------    ------    ------   ------   ------

Net Asset Value, end of period................ $13.08    $15.90    $21.04   $22.15   $20.37
                                               ======    ======    ======   ======   ======

Total Return on Net Asset Value (2)........... (12.75)%    1.17%     5.28%   18.90%   24.05%

SUPPLEMENTAL DATA AND RATIOS:

         Net assets, end of period (000's)....$85,673   $92,053  $131,786 $126,892  $85,736
         Ratio of net operating expenses to
             average net assets (3)(4)........   0.84%     0.16%     0.11%    0.10%    0.14%

         Program service fee (4) .............   0.25%     0.75%     0.75%    0.75%    0.75%

         Ratio of investment income
             to average net assets (3)........   0.66%     1.33%     1.11%    1.43%    1.51%

         Portfolio turnover rate.............. 29.13%(5)  99.48%    66.84%   74.35%   65.82%

-----------

(1) Information presented relates to a share of capital stock outstanding for the entire period.
(2) Total Return on Net Asset Value is net of the service fee for the period July 1, 2001 through October 31, 2001, and for the fiscal years ended 2001, 2000, 1999 and 1998. Beginning November 1, 2001 the management fee is included in the calculation of the Funds' net asset value.
(3) Ratios include all management fees and expenses except for the program services fee.
(4) Program service fee discontinued as of October 31, 2001. Effective November 1, 2001, the CCM Advisors' expense ratio is included as a general operating expense of the Fund.
(5) Rate listed represents the portfolio turnover rate from July 1, 2001 through October 31, 2001 (date on which Feeder Fund entered into a master-feeder fund structure).

                                       43

                                   Appendix A

                             Past Performance of KCM

     The performance of the composite below shows the performance of KCM in managing all substantially similar accounts with investment objectives, policies, strategies, and risks substantially similar to those of the U.S. Growth Equity Fund and U.S. Growth Equity Master Portfolio. The composite shown below is an aggregation of all accounts managed by KCM that have investment objectives, policies, strategies, and risks that are substantially similar to those of the U.S. Growth Equity Fund and U.S. Growth Equity Master Portfolio.


     The performance shown below is for the one-, three-, five- and ten-year periods ending September 30, 2002 and does not represent the performance of the U.S. Growth Equity Fund or U.S. Growth Equity Master Portfolio. The composite performance data has been provided by KCM.


     The composite includes all accounts that KCM managed or sub-advised that have substantially similar investment profiles. The accounts included in the composite are not subject to the same type of expenses to which the U.S. Growth Equity Fund is subject. The accounts also are not subject to the diversification requirements, specific tax restrictions and investment limitations imposed on the U.S. Growth Equity Master Portfolio and the U.S. Growth Equity Fund by the Investment Company Act of 1940 or Subchapter M of the Internal Revenue Code. In fact, the expenses of the accounts included in the composite are lower than the U.S. Growth Equity Fund's expenses. Consequently, if the expenses of the U.S. Growth Equity Fund had been included in the composite, the composite's performance results would have been lower than what is shown below.

     The performance information of the account is not intended to predict or suggest the performance that might be experienced by the U.S. Growth Equity Fund, the U.S. Growth Equity Master Portfolio or an individual investor in the U.S. Growth Equity Fund. The performance information was calculated using standards promulgated by the Association for Investment Management & Research. Investors should be aware that the methodology used for the composite performance is not the SEC standard to calculate the performance. As a result, such performance results may differ from results calculated according to the SEC's methodology.


---------------------------------- --------- -------- -------- ------------
      Average Annual Total Return    1 Year   3 Years 5 Years      10 Years
       for periods ended 9/30/02
---------------------------------- --------- -------- -------- ------------
Composite                           (20.56)%  (7.65)%  5.48%        14.76%
---------------------------------- --------- -------- -------- ------------
Russell 1000 Growth Index           (22.50)% (19.59)% (4.87)%       6.69%
---------------------------------- --------- -------- -------- ------------


                                      A-1

                                   Appendix B


                           Past Performance of Pyrford

     The performance of the composite below shows the performance of Pyrford in managing all substantially similar accounts with investment objectives, policies, strategies, and risks substantially similar to those of the International Core Equity Fund and International Core Equity Master Portfolio. The composite shown below is an aggregation of all accounts managed by Pyrford that have investment objectives, policies, strategies, and risks that are substantially similar to those of the International Core Equity Fund and International Core Equity Master Portfolio.


     The performance shown below is for the one-, three-, five- and ten-year periods ending September 30, 2002 and does not represent the performance of the AHA International Core Equity Fund or International Core Equity Master Portfolio. The composite performance data has been provided by Pyrford.


     The composite includes all accounts that Pyrford managed or sub-advised that have substantially similar investment profiles. The accounts included in the composite are not subject to the same type of expenses to which the International Core Equity Fund is subject. The accounts also are not subject to the diversification requirements, specific tax restrictions and investment limitations imposed on the International Core Equity Master Portfolio and the International Core Equity Fund by the Investment Company Act of 1940 or Subchapter M of the Internal Revenue Code. In fact, the expenses of the accounts included in the composite are lower than the International Core Equity Fund's expenses. Consequently, if the expenses of the International Core Equity Fund had been included in the composite, the composite's performance results would have been lower than what is shown below.

     The performance information of the account is not intended to predict or suggest the performance that might be experienced by the International Core Equity Fund, the International Core Equity Fund Master Portfolio or an individual investor in the International Core Equity Fund. The performance information was calculated using standards promulgated by the Association for Investment Management & Research. Investors should be aware that the methodology used for the composite performance is not the SEC standard to calculate the performance. As a result, such performance results may differ from results calculated according to the SEC's methodology.


----------------------------- -------- ----------- --------------- -------------
Average Annual Total Return   1 Year     3 Years     5 Years        10 Years
  for periods ended 9/30/02
----------------------------- -------- ----------- --------------- -------------
          Composite           (11.68)%    (5.94)%     (0.56)%         8.53%
----------------------------- -------- ----------- --------------- -------------

   MSCI World ex USA Index*   (15.31)%   (14.20)%     (5.48)%         3.12%
----------------------------- -------- ----------- --------------- -------------

*    The  Morgan  Stanley  Capital   International  (MSCI)  World  ex-USA  Index
     comprises the entire developed world less the United States. The MSCI World ex-USA Index is a trademark of Morgan Stanley Capital International, Inc.


                                      B-1

                              FOR MORE INFORMATION

More information about the Funds is available free upon request:

Statement of Additional Information (SAI)

The SAI provides more details about the Funds and their policies. A current SAI is on file with the SEC and is incorporated by reference into this Prospectus.


Shareholder Reports

Additional information about the Funds' investments is available in the Funds' annual and semi-annual reports to shareholders. Those documents contain a discussion of the market conditions and investment strategies that significantly affected the Funds' performance during its most recent fiscal period.


                              TO OBTAIN INFORMATION

To obtain free copies of the annual, semi-annual report or the SAI or to discuss questions about the Funds:

By Telephone  - 1-800-445-1341

By Mail

AHA Investment Funds, Inc.
c/o U.S. Bancorp Fund Services, LLC
P.O. Box 701
Milwaukee, Wisconsin  53201-0701

By Internet


Information about the Funds is available via the internet at www.ahafunds.org.

Information about the Funds (including the SAI) can be reviewed and copied at the SEC's Public Reference Room in Washington D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-942-8090. Free text only versions of the Funds' documents are available on the EDGAR Database on the SEC's Internet web-site, at www.sec.gov. You can also obtain copies of this information, after paying a duplication fee, by e-mail request at: publicinfo@sec.gov, or by writing the SEC's Public Reference Section, 450 5th Street, N.W., Washington, D.C. 20549-0102.


811-05534

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